EXHIBIT 23.02

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-3 (Registration No.'s 333-1314, 333-15959) and Forms S-8 (Registration No.'s 333-1136, 333-1138) of Sandston Corporation of our report dated March 11, 2005 on the financial statements of Sandston Corporation as of and for the year ended December 31, 2004, appearing in the Annual Report on Form 10-KSB of Sandston Corporation for the year ended December 31, 2004.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
March 30, 2005